UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, 19th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2014, Dipexium Pharmaceuticals, Inc. (the “Company”) amended and restated section 3.3 of the Company’s Bylaws (the “Amendment”) to add language which states that if the Board of Directors, is not classified, a director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  The bylaws were also amended to state that if the Board of Directors is classified, the stockholders of the Company may only remove a member of the Board of Directors for cause, which removal shall only occur at a meeting of the stockholders, duly called, by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote thereat.

The foregoing description of the Amendment is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 3.1 to this Report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Bylaws, dated June 12, 2014 for Dipexium Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2014	DIPEXIUM PHARMACEUTICALS, INC.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer